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                                                                      EXHIBIT 21

                          RENAISSANCE WORLDWIDE, INC.

                             LIST OF SUBSIDIARIES:

                                                                  State/Country of
                                                                  -----------------
Company                                                             Organization
-------                                                           -----------------
  ARI National Company..........................................  Massachusetts
  GovConnect, Inc...............................................  Delaware
  Renaissance Worldwide IT Consulting Services, Inc.............  Delaware
  Tradenet360, Inc. ............................................  Delaware
  TRI Securities Corp. .........................................  Massachusetts
